Exhibit 99.1

ANNOUNCEMENT: MCEWEN MINING Q1 2014

CONFERENCE CALL THURSDAY MAY 8, 11 AM EDT

TORONTO, ONTARIO - (May 7, 2014) - McEwen Mining’s (NYSE: MUX) (TSX: MUX) Chief Owner, Rob McEwen, along with members of senior management, will be hosting a conference call Thursday May 8, 2014 at 11 AM EDT to provide the Q1 2014 Company update.

WEBCAST:

http://www.gowebcasting.com/lobby/5535

TELEPHONE:

Participant dial-in number(s): 416-340-9432 / 800-446-4472

REPLAY:
Dial-in number(s): 905-694-9451 / 800-408-3053
Pass code: 5528197

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for the S&P 500 by creating a high growth gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo 1 mine and El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

As of May 7, 2014 McEwen Mining has an aggregate of 297,159,359 shares of common stock outstanding and issuable upon the exchange of the exchangeable shares. Rob McEwen, Chairman and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares).

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland	Mailing Address
Director, Investor Relations	150 King Street West
Tel: (647) 258-0395 ext 410	Suite 2800, P.O Box 24
Toll Free: (866) 441-0690	Toronto, Ontario, Canada
Fax: (647) 258-0408	M5H 1J9
E-mail: info@mcewenmining.com
Facebook: facebook.com/mcewenrob
Twitter: twitter.com/mcewenmining